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                                    EXHIBIT 5

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                  [LETTERHEAD OF LUSE GORMAN POMERENK & SCHICK]


(202) 274-2000

January 3, 2006

Board of Directors
Monadnock Community Bancorp, Inc.
One Jaffrey Road
Peterborough, New Hampshire 03458

                RE:     MONADNOCK COMMUNITY BANCORP, INC.
                        REGISTRATION STATEMENT ON FORM S-8
                        ----------------------------------

Gentlemen:

        You have requested the opinion of this firm as to certain matters in connection with the registration of common stock, par value $0.01 per share (the "Common Stock"), of Monadnock Community Bancorp, Inc. (the "Company") issued pursuant to the Monadnock Community Bancorp, Inc. 2005 Stock Option Plan and the Monadnock Community Bancorp, Inc. 2005 Recognition and Retention Plan (together, the "Plans").

        In rendering the opinion expressed herein, we have reviewed the Charter of the Company, the Plans, the Company's Registration Statement on Form S-8 (the "Form S-8"), as well as applicable statutes and regulations governing the Company. We have assumed the authenticity, accuracy and completeness of all documents in connection with the opinion expressed herein. We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.

        Based on the foregoing, we are of the following opinion:

        At the time of effectiveness of the Form S-8, the Common Stock of the Company, when issued in accordance with the terms and conditions of the Plans, will be legally issued, fully paid and non-assessable.

        This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8.

                                               Very truly yours,


                                               /s/ Luse Gorman Pomerenk & Schick
                                               ---------------------------------
                                               Luse Gorman Pomerenk & Schick
                                               A Professional Corporation